Report of Ernst & Young LLP, Independent Registe red Public Accounting Firm

To the Shareholders and Board of Trustees of Federated MDT Series:

In planning and performing our audits of the financ ial statements of Federated MDT Series, comprising Federated MDT Large Cap Value Fund, Fede rated MDT All Cap Core Fund,
Federated MDT Balanced Fund, Federated MDT Large Cap
 Growth Fund, Federated MDT
Mid Cap Growth Fund, Federated MDT Small Cap Core F und, Federated MDT Small Cap
Growth Fund, Federated MDT Small Cap Value Fund, and
 Federated MDT Tax Aware/All
Cap Core Fund (the "Funds"), as of and for the year ended July 31, 2009, in accordance with the standards of the Public Company Accounting Overs ight Board (United States), we considered the Funds' internal control over financia l reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of
expressing our opinion on the financial statements an d to comply with the requirements of Form
N-SAR, but not for the purpose of expressing an opin ion on the effectiveness of the Funds' internal control over financial reporting. Accordingl y, we express no such opinion.
The management of the Funds is responsible for establ ishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefi ts and related costs of controls. The
Funds' internal control over financial reporting is a
 process designed to provide reasonable
assurance regarding the reliability of financial repo rting and the preparation of financial statements for external purposes in accordance with g enerally accepted accounting principles. A company's internal control over financial reporting i ncludes those policies and procedures that
(1) pertain to the maintenance of records that, in re asonable detail, accurately and fairly reflect the transactions and dispositions of the assets of th e company; (2) provide reasonable assurance that transactions are recorded as necessary to permit p reparation of financial statements in accordance with generally accepted accounting principle s, and that receipts and expenditures of the company are being made only in accordance with auth orizations of management and directors of the company; and (3) provide reasonable as surance regarding prevention or timely detection of unauthorized acquisition, use or dispositi on of a company's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control o ver financial reporting may not prevent or detect misstatements. Also, projections of any evaluati on of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or
that the degree of compliance with the policies or proc edures may deteriorate.
A deficiency in internal control over financial reporti ng exists when the design or operation of a control does not allow management or employees, in the normal course of performing their
assigned functions, to prevent or detect misstateme nts on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in inter nal control over financial reporting, such that there is a reasonable possibility that a material m isstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds' internal control over fin ancial reporting was for the limited purpose described in the first paragraph and would not n ecessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight B oard (United States). However, we noted no deficiencies in the Funds' internal control ove r financial reporting and its operation, including controls over safeguarding securities, that w e consider to be a material weakness as defined above as of July 31, 2009.

This report is intended solely for the information and use of management and the Board of Trustees of Federated MDT Series and the Securities and
 Exchange Commission and is not
intended to be and should not be used by anyone other t han these specified parties.



Ernst & Young LLP

Boston, Massachusetts
September 21, 2009